                                                                    EXHIBIT 2.11

                         REAL ESTATE MATTERS AGREEMENT


     This Real Estate Matters Agreement (the "Agreement") is entered into as of the _____ day of ___________, 2000 by and between DSM, N.V., a corporation organized under the laws of the Netherlands ("DSM"), Catalytica, Inc., a Delaware corporation ("Catalytica") and Catalytica Energy Systems, Inc. ("CESI"), a Delaware corporation. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan of Merger (as defined below).

                                   RECITALS

     WHEREAS, Catalytica, Synotex Company, Inc., ("Synotex") a Delaware corporation and a wholly-owned subsidiary of DSM, and Synotex Acquisition Corporation, ("Merger Sub") a Delaware corporation, have entered into that certain Agreement and Plan of Merger dated as of August 2, 2000 wherein the Merger Sub will be merged with and into Catalytica, the separate existence of Merger Sub shall cease and Catalytica shall continue as the surviving corporation under the name DSM Catalytica Pharmaceuticals, Inc. (the "Plan of Merger").

     WHEREAS, as a part of the Plan of Merger, CESI shall be spun-out of Catalytica and become a wholly separate public company.

     WHEREAS, the parties desire to set forth certain agreements regarding the real property located at 430 Ferguson Drive, Mountain View, California (the "Premises"); including that (i) the lease for the Premises shall be assigned to CESI by Catalytica; (ii) CESI shall agree to enter into a space sharing agreement with Catalytica; (iii) the necessary consents from the landlord under the lease shall be obtained; and (iv) certain transfers of personal property shall occur between CESI and Catalytica on the terms and conditions contained in this Agreement.

     NOW THEREFORE, in consideration of the mutual promises and agreements herein set forth, DSM and Catalytica, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

     1.1  Assignment.  Catalytica has assigned to CESI and CESI has accepted
          ----------
all of Catalytica's interest in, and assumed certain liabilities of Catalytica under that certain lease for the Premises entered into as of January 1, 1993, as amended by that certain First Amendment to Lease dated October 23, 1997 and that certain Second Addendum to Lease dated June 29, 1998, by and between Jack Dymond Associates as landlord and Catalytica as tenant (the "Assignment"). A copy of the executed Assignment of Lease is attached hereto as Exhibit A.
                                                       ---------

     1.2  Consent to Assignment.  Jack Dymond Associates has agreed and
          ---------------------
consented to the Assignment. A copy of Jack Dymond Associates' signed consent is attached as Exhibit B.
            ---------

     1.3  Space Sharing Agreement.  CESI shall grant to Catalytica, subject to
          -----------------------
consent of Jack Dymond Associates, the right to occupy a portion of the Premises and Catalytica shall accept the same, pursuant to that certain Space Sharing Agreement by and between CESI and Catalytica, the form of which is attached hereto as Exhibit C.
          ---------

     1.4  Transfer of Assets.  Catalytica and CESI agree to transfer the
          ------------------
personal property identified on Exhibit D attached on the terms and conditions
                                ---------
of the Bill of Sale attached as Exhibit D.
                                ---------

                                  ARTICLE II

     2.1 This Agreement shall constitute the entire Agreement between the parties with respect to the subject matter hereof and supersede all previous communications, representations, understandings and agreements, either written or oral, between the parties.

     2.2 If any provision of this Agreement shall be held to be invalid and unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and each provision shall be valid and shall be enforced to the highest extent permitted by law.

     2.3 This Agreement shall be modified only by an instrument in writing executed by duly authorized representatives of the parties thereto.

     2.4 This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. A signature received by facsimile shall be deemed an original for the purposes of this Agreement.



                       [signatures appear on next page]

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year set forth above.


                                        DSM, N.V.

                                        By:  _________________________________

                                        Name: ________________________________

                                        Title: _______________________________



                                        CATALYTICA, INC.

                                        By:  _________________________________

                                        Name: ________________________________

                                        Title: _______________________________



                                        CATALYTICA ENERGY SYSTEMS, INC.

                                        By:  _________________________________

                                        Name: ________________________________

                                        Title: _______________________________

                                   EXHIBIT A
                                   ---------

                              ASSIGNMENT OF LEASE

                                  [attached]

                                   EXHIBIT B
                                   ---------

                              CONSENT OF LANDLORD

                                  [attached]

                                   EXHIBIT C
                                   ---------

                                   SUBLEASE

                                  [attached]

                                   EXHIBIT D
                                   ---------

                    BILL OF SALE AND PERSONAL PROPERTY LIST

                               [to be attached]

                                 BILL OF SALE
                                 ------------

     For good and valuable consideration the receipt of which is hereby acknowledged, Catalytica, Inc., a Delaware corporation ("Seller"), does hereby sell, transfer, and convey to Catalyitca Energy Systems, Inc., a Delaware corporation, or its designated assignee ("Buyer"), all personal property owned by Seller identified on Schedule 1 attached hereto ("Personal Property").
                        ----------

     Seller does hereby represent to Buyer that Seller is the lawful owner of such Personal Property and that Seller has good right to sell the same as aforesaid and will warrant and defend the title thereto unto Buyer, its successors and assigns, against the claims and demands of all persons whomsoever.

     SELLER:

     Catalytica, Inc.
     a Delaware corporation

     By:  _______________________________________

     Its:  _______________________________________


     DATED this _____ day of ___________, 2000.

                                  Schedule 1
                                  ----------

                               Personal Property

                            SPACE SHARING AGREEMENT
                            -----------------------

     THIS SPACE SHARING AGREEMENT (this "Agreement") is dated for reference purposes as of ________ ____, 2000, and is made by and between Catalytica Energy Systems, Inc., a _________ corporation ("CESI"), and Catalytica, Inc. a Delaware corporation ("Catalytica"). CESI and Catalytica agree as follows:

                                   RECITALS:
                                   --------

     A. Jack Dymond Associates, a California general partnership ("Master Lessor") and Catalytica, Inc., a Delaware corporation ("Catalytica"), entered into a Lease dated January 1, 1993 ("Lease"), respecting certain premises (the "Premises") located at 430 Ferguson Drive, Mountain View, California, as amended by that certain First Addendum to Lease dated October 23, 1997 ("First Addendum"), that certain Second Addendum to Lease dated June 29, 1998 ("Second Addendum"), that certain consent letter by Master Lessor and Catalytica dated September 13, 2000 and that certain Assignment of Lease ("Assignment Agreement") dated September 13, 2000 (collectively the "Master Lease"). Terms not otherwise defined herein shall have the same meaning as in the Master Lease.

     B. Catalytica assigned its interest in the Master Lease to a predecessor of CESI pursuant to the Assignment Agreement. A copy of all of the documents constituting the Master Lease are attached hereto as Exhibit A. CESI desires to
                                                     ---------
grant occupancy to Catalytica and Catalytica desires to occupy that portion of the Industrial Center depicted on Exhibit B to this Agreement ("Final Occupancy
                                  ---------
Premises").

     C. The parties to this Agreement acknowledge that, as of the date of this Agreement, they are affiliates and have each occupied a portion of the Demised Premises. The purpose of this Agreement is to provide for a division of the space currently occupied by the parties and to identify procedures that shall apply between the parties regarding the Demised Premises when they are no longer affiliates.

                                  AGREEMENT:
                                  ---------

     1.  Occupancy Premises:  Subject to the terms and conditions set forth
         ------------------
herein, Catalytica agrees to occupy the Final Occupancy Premises consisting of 10,910 square feet of laboratory space ("Lab Space") and 10,310 square feet of office space ("Office Space") shown on Exhibit B. Catalytica shall also be
                                       ---------
permitted to use the parking areas associated with the Final Occupancy Premises on a non-exclusive basis. Catalytica acknowledges that on the Commencement Date (defined below), it shall occupy only a portion of the Final Occupancy Premises as identified on Exhibit C (the "Initial Occupancy Premises"), and that CESI
                 ---------
will make available to Catalytica the remainder of the Final Occupancy Premises within six (6) months following the Commencement Date (the later delivered space referred to as the "Remainder Space"). The parties acknowledge that CESI will use its reasonable best efforts to deliver portions of the Remainder Space to Catalytica as rapidly as reasonably practicable. Upon delivery of any of the Remainder Space by CESI to Catalytica, such space shall be deemed a portion of the Final Occupancy Premises for the purposes of this Sublease and the payment of Base Rent (as defined in paragraph 6).

     2.  Use:  The Final Occupancy Premises shall be used for general office,
         ---
chemical and biological laboratories, pilot plants, light manufacturing, and other related activities and for no other purpose without Master Lessor's and CESI's prior written consent. CESI and Catalytica expressly acknowledge that any use as a biological laboratory is expressly subject to Catalytica obtaining all required permits and licenses relative to the activities Catalytica proposes to conduct on the Demised Premises.

     3.  Term:  The initial term ("Term") of this Agreement shall commence on
         ----
_______ ___, 2000 ("Commencement Date"), and shall terminate on the earliest to occur of: (a) _______,___ 2003, (b) the date this Agreement is sooner terminated pursuant to its terms, or (c) the date the Master Lease is sooner terminated pursuant to its terms. This Agreement may be extended beyond the Term, for such period as the parties shall agree, in accordance with Section 15 of this Agreement.

     4.  Condition of Premises:  CESI makes no representations or warranties of
         ---------------------
any kind or nature, express or implied, with respect to the condition or fitness for use of the Initial Occupancy Premises as between CESI and Catalytica, Catalytica accepts the Initial Occupancy Premises "as is"; provided that CESI equipment, if any, will be removed from the Final Occupancy Premises in an orderly manner without damage to such Final Occupancy Premises.

     5.  Separation and Delivery Premises:  Catalytica acknowledges that the
         --------------------------------
Final Occupancy Premises are not physically separated from the remainder of the building, and equipment and other improvements will have to be moved in order to accommodate Catalytica in the Final Occupancy Premises. Catalytica and CESI agree that CESI shall perform the improvements and that the parties shall in good faith determine the appropriate method for moving equipment in accordance with a plan mutually agreed to by CESI and Catalytica shall be subject to the consent of Master Lessor and CESI on the terms and conditions set forth in this Agreement (and the Master Lease as incorporated into this Agreement). Unless otherwise agreed by Catalytica shall pay all costs associated with the removal of equipment from the Final Occupancy Premises and the restoration of the Final Occupancy Premises upon completion of such removal, provided, however, such costs shall be limited to CESI's out-of-pocket costs for construction/demolition work associated with such removal and restoration (including, if such construction and demolition work is performed by CESI employees, a reasonable charge for the work performed by such employees), and not costs for the mere relocation of equipment. Except as otherwise set forth in the previous sentence, the parties each party shall bear its own costs associated with the moving of equipment and of related activities.

     6.  Rent:
         ----

          (a) Base Rent.  During the first year of the Term, Catalytica shall
              ---------
pay to CESI as base monthly rent ("Base Rent") $2.90 per square foot for the Office Space (at a rate of $.88 per square foot for monthly rent under the Master Lease and $2.02 for costs for Included Services as defined in Paragraph 6(d) below) and $6.50 per square foot for the Lab Space (at a rate of $.88 per square foot for monthly rent under the Master Lease and $5.62 for costs for Included Services as defined in Paragraph 6(d) below), for a total monthly Base Rent upon delivery by CESI of full occupancy of the Final Occupancy Premises of ($100,292.00). The parties acknowledge pursuant to Paragraph 1 above that until full occupancy of Final Occupancy Premises is delivered, Catalytica shall only pay Base Rent on those portions of the Final Occupancy Premises delivered by CESI for occupancy by Catalytica. The details associated with the calculation of the foregoing amounts, including the categories for particular charges paid by CESI, are attached hereto as Exhibit E, which is incorporated herein by reference. On the first anniversary of the Term, CESI shall have the right to increase the portions of the Base Rent representing the Included Services by up to ten percent (10%) based on the increase in the cost to CESI of such Included Services during the first year of the Term, as reasonably determined by CESI.
On the second anniversary of the Term, CESI shall have the right to increase the portions of the Base Rent representing the Included Services by up to ten percent (10%) over those costs charged during the second year of the Term based on CESI's reasonable determination of the increase in the cost to CESI of such Included Services during the second year of the Term.

     Base Rent and Additional Rent (as defined in subparagraph 5(c) hereof), except as otherwise set forth in subparagraph 5(c) hereof, shall be paid to CESI on or before the first (1st) day of each month during the Term. Base Rent and Additional Rent (as defined in subsection (c) below) (collectively, "Rent") for any period during the Term hereof which is for less than one month of the Term shall be a pro rata portion of the monthly installment based on the actual number of days in such month. Rent shall be payable without notice or demand and without any deduction, offset, or abatement except as expressly set forth herein, in lawful money of the United States of America. Subject to the notice provision for Additional Rent as provided in subsection 6(c) 6(b), Rent shall be paid directly to CESI at 430 Ferguson Drive, Mountain View, California 94043,
Attention: Accounts Receivable, or such other address as may be designated in
writing by CESI.   At least thirty (30) days prior to the applicable anniversary of the Term, CESI shall advise Catalytica in writing of CESI's determination of the change in the Included Services (as hereafter defined) and the Base Rent. Unless Catalytica advises CESI within twenty (20) days of Catalytica's receipt of such notice that Catalytica desires an audit of such calculation, such determination shall be final. If Catalytica requests an audit, the parties shall cooperate and shall expedite the completion of such audit and shall in good faith reach agreement on the new Base Rent. Until agreement is reached, Catalytica shall pay the new Base Rent determined by CESI; after the mutually acceptable Base Rent is determined, the parties shall make a retroactive adjustment, to account for the difference in the amount paid by Catalytica and the amount of the new Base Rent.

          (b)  Additional Rent.  All monies other than Base Rent required to be
               ---------------
paid by Catalytica under this Agreement with respect to the Final Occupancy Premises, including, without limitation, those charges incorporated into this Agreement pursuant to the incorporation provisions set forth in Paragraph 9 of this Agreement or otherwise set forth in this Agreement shall be deemed additional rent ("Additional Rent"). Catalytica shall pay such amounts of Additional Rent to CESI no later than ten (10) business days after written demand therefor by CESI.

          (c)  Services.  CESI agrees to provide and to include the costs of the
               --------
following services as part of the Base Rent ("Included Services"): (i) electricity, gas, sewer, telephone, janitorial and garbage services; (ii) office supplies; (iii) photocopiers; (iv) hazardous waste management services (excluding disposal costs which will be directly billed to Catalytica); (v) shipping and receiving services; (vi) security (including security badge issuance) and fire systems; (v) repair and maintenance of the Final Occupancy Premises (excluding, however, Catalytica's personal property in the Final Occupancy Premises, the heating and cooling units used for Catalytica's laboratory equipment located on the pad outside the building, and any damage to the Final Occupancy Premises caused by Catalytica); "real property taxes" and payments to Master Lessor to reimburse Master Lessor for Master Lessor's insurance obligations under the Master Lease; (vii) telephone services (provided, however, that (a) CESI shall have the right to bill Catalytica separately for long distance charges and (b) the costs for use of any T-1 lines between the Final Occupancy Premises and any other location shall be paid for by Catalytica, in excess of the amount allocated for both such items as reflected in Exhibit E or the applicable revision thereof given annually to show the
   ---------
change in Base Rent); and (viii) reception services.   CESI shall not be
obligated to provide the Included Services in an amount or type not summarized on Exhibit E hereof. The parties acknowledge that the precise level of services
   ---------
to Catalytica hereunder will not be capable of final resolution until Catalytica has fully occupied the Final Occupancy Premises. The level of services shall reflect the allocations made pursuant to Exhibit E. The parties agree to evaluate from time to time the levels of services provided to Catalytica and to adjust the charges for Individual Services, and thus Base Rent, accordingly, notwithstanding section 6(a) or any other part of this section 6 (c).

     7.   CESI Obligations:  As recognized by the services listed in Exhibit E,
          ----------------                                           ---------
CESI is receiving payments from Catalytica that CESI will in turn pay to third parties, including the Master Lessor. Subject to Catalytica's payment of those amounts described in Section 6 above, CESI agrees to pay Master Lessor and applicable third parties for the services covered by this Agreement for which payments are made hereunder by Catalytica In enforcing performance of the obligations of Master Lessor under the Master Lease, CESI shall cooperate with Catalytica, and upon Catalytica's written request, shall promptly notify Master Lessor of any nonperformance by Master Lessor under the Master Lease and request that Master Lessor perform its obligations under the Master Lease.

     8.   Surrender and Alterations:   Catalytica shall not be permitted to make
          -------------------------
any leasehold improvements ("Alterations") to the Final Occupancy Premises without the advance written consent of Master Lessor (pursuant to the terms of the Master Lease) and CESI; provided, that, CESI shall perform the Alterations for Catalytica at Catalytica's cost and expense plus an additional 10% administrative charge. Catalytica shall provide CESI notice of its desire to install Alterations; and the parties shall cooperate and use reasonable commercial efforts to complete the Alterations as soon as reasonably practicable. CESI's consent to an Alteration shall not be unreasonably withheld or delayed and CESI may place such conditions on its consent as it determines, in the reasonable exercise of its discretion, including a requirement (notwithstanding any consent of Master Lessor) that such Alteration be removed at the end of the Agreement Term. If Master Lessor or CESI does not consent to the surrender of such Alterations at the expiration or earlier termination of the Term, then prior to expiration or earlier termination of this Agreement, Catalytica shall remove from the Final Occupancy Premises, at Catalytica's sole cost and expense, such Alterations, along with all of its trade fixtures and personal property, and shall surrender the Final Occupancy Premises to CESI in good condition and repair, free of Hazardous Materials (defined below) brought on to the Final Occupancy Premises by Catalytica, its agents, employees, subtenants or invitees or otherwise resulting from Catalytica Contamination (defined below), reasonable wear and tear, casualties and condemnation, excepted. In addition, Catalytica shall be required (if required by the Master Lessor, to remove, at its sole cost and expense) those improvements identified on Exhibit D. If the Final Occupancy
                                          ---------
Premises are not surrendered in accordance with the terms of this Paragraph 8, then Catalytica shall be liable to CESI for all costs reasonably incurred by CESI (including any charges by Master Lessor under the Master Lease) in returning the Final Occupancy Premises to such required condition, plus interest thereon at the lessor of ten percent (10%) per annum of the maximum rate allowable by law.

     9.  Holdover:   If Catalytica remains in possession of the Final Occupancy
         --------
Premises after the expiration or earlier termination of this Agreement, Catalytica's continued possession shall be from month to month of CESI and Catalytica shall continue to comply with and perform all the terms and obligations of this Agreement. Unless CESI consents in writing to such holdover, Catalytica shall pay Base Rent equal to one hundred and fifty percent (150%) of all Base Rent payable at the rate in effect immediately preceding the termination of this Agreement and shall also pay all Additional Rent. Catalytica shall also indemnify, protect, defend and hold harmless CESI, its officers, directors, employees, agents and assigns, from and against all loss and liability to CESI (and each of them) resulting from Catalytica's holding over (including, without limitation, any additional payments of base rent owed by CESI to Master Lessor for the Demised Premises pursuant to paragraph 4 of the First Addendum to the extent such payments exceed the amount of holdover rent (excluding charges for Included Services) paid by Catalytica to CESI). Notwithstanding the foregoing, Catalytica shall have no obligation to CESI if the holding over by Catalytica is a direct result of a breach by CESI of this Agreement, or the Master Lease, and in such event CESI shall hold Catalytica harmless from all costs and expenses associated with CESI's breach.

     10.  Other Agreement Terms:
          ---------------------

          (a) Incorporation By Reference.  Except as otherwise provided in or
              --------------------------
modified by this Agreement, the terms, provisions and conditions contained in the Master Lease are incorporated herein by reference, and are made a part hereof as if set forth herein at length; provided, however, that to the extent not inconsistent with the terms of this Agreement: (i) each reference in such incorporated sections to "Lease" shall be deemed a reference to "Agreement";
(ii) each reference to the "Demised Premises," shall be deemed a reference to the "Final Occupancy Premises" as defined herein; (iii) each reference to "Lessor" and "Lessee" shall be deemed a reference to "CESI" and "Catalytica", respectively; (iv) with respect to the performance of any obligation of Master Lessor under the Master Lease, the sole obligation of CESI shall be as set forth in Section 6 hereof; (v) with respect to any obligation of Catalytica the non-performance of which would constitute a default under Section 18.01(b) of the Master Lease as incorporated into this Agreement, Catalytica shall have twelve
(12) days to perform the obligation; (vi) except as CESI shall be required to submit Catalytica's claims and cooperate with Catalytica pursuant to Section 6 hereof, CESI shall have no liability to Catalytica with respect to (a) representations and warranties made by Master Lessor under the Master Lease, (b) any indemnification obligations of Master Lessor under the Master Lease or other obligations or liabilities of Master Lessor with respect to compliance with laws or condition of the Final Occupancy Premises, and (c) Master Lessor's repair, maintenance, restoration, upkeep, insurance and similar obligations under the Master Lease, regardless of whether the incorporation of one or more provisions of the Master Lease into the Agreement might otherwise operate to make CESI liable therefor; (vii) with respect to any approval or consent required to be obtained from the "Lessor" under the Master Lease, Catalytica shall be required to obtain such approval or consent from Master Lessor and CESI, and the approval or consent of CESI may be withheld if Master Lessor's approval or consent is not obtained, provided, however, CESI's consent may not be unreasonably withheld if
          --------  -------
Master Lessor provides its consent; and (viii) the following provisions of the Master Lease are expressly not incorporated herein by reference: Sections 1.01,
                           ---
Article 2, Article 3, 6.01, 7.01, the first sentence of 9.01, 10.02, 24, 28, 29.01, 30, 31.08, Exhibit A, Exhibit B, all of the First Addendum and all of the
                  ---------  ---------
Second Addendum.

          (b) Assumption of Obligations.  This Agreement is and at all times
              -------------------------
shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. CESI shall not commit or permit an of its employees or agents to commit on the Final Occupancy Premises any act or omission which shall violate any term or condition of the Master Lease. Catalytica hereby expressly assumes and agrees during the Term of this Agreement to comply with all provisions of the Master Lease which are required to be performed by Catalytica hereunder. In the event of termination of CESI's interest as "Tenant" under the Master Lease for any reason, this Agreement shall terminate simultaneously with such termination of CESI's interest.

     11.  Notices:  The address of each party shall be that address set forth
          -------
below their signatures at the end of this Agreement. Any party hereto may change its address for the purposes of this Paragraph 10 by delivery of at least five (5) days prior written notice of such change to the other party in the manner set forth in this Section 11. All notices, demands or communications in connection with this Agreement shall be (i) in writing, (ii) properly addressed, and (iii) either (a) sent by prepaid, certified mail, return receipt requested, or (b) sent by recognized overnight courier service. Notices mailed in accordance herewith shall be deemed received on the date the U.S. Post Office receipts delivery or refusal to accept delivery. Notices delivered by recognized courier service shall be deemed received on the next business day following deposit with the courier service. If a notice is received or deemed received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

     12.  Hazardous Materials:
          --------------------

          (a) Catalytica shall advise CESI of any Hazardous Materials used on proposed for use in, on, under or about the Final Occupancy Premises. Immediately following the commencement of this Agreement, Catalytica shall make available at such time as CESI shall designate, a listing of Hazardous Materials Catalytica is using on the Initial Occupancy Premises. Catalytica shall update this listing as requested by CESI. Catalytica shall indemnify, defend with counsel reasonably acceptable to CESI, protect, and hold harmless CESI, its employees, agents, contractors, stockholders, officers, directors, successors, personal representatives, and assigns from and against all claims, actions, suits, proceedings, judgments, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, damages, attorneys' fees, consultants' fees, investigations, detoxifications, remediations, removals, and expenses of every type and nature, to the extent caused by the use, release, disposal, discharge or emission of Hazardous Materials on or about the Final Occupancy Premises during the Term of this Agreement by Catalytica or Catalytica's employees, subtenants, agents or invitees other than CESI, Master Lessor or their agents or employees ("Catalytica Contamination"). Likewise to the extent that CESI uses any Hazardous Materials on, under or about the Demised Premises, CESI shall indemnify. defend with counsel reasonably acceptable to Catalytica, protect, and hold harmless Catalytica, its employees, agents, contractors, stockholders, officers, directors, successors, personal representatives, and assigns from and against all claims, actions, suits, proceedings, judgments, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, damages, attorneys' fees, consultants' fees, investigations, detoxifications, remediations, removals, and expenses of every type and nature, to the extent caused by the use, release, disposal, discharge or emission of Hazardous Materials on or about the Final Occupancy Premises during the Term of this Agreement by CESI or CESI's employees, subtenants, agents or invitees other than Catalytica, Master Lessor or their agents or employees. The provisions of this Paragraph 11 shall survive the termination of this Agreement.

          (b) Each party shall be responsible for obtaining and maintaining any and all governmental authorizations, clearances, consents, plans and permits required for its operations, including, without limitation, any required air permits, EPA identification numbers and Hazardous Materials business plans. Neither party shall not release or discharge any Hazardous Materials into any conduits to the sewer system on the Demised Premises (i.e. sinks, drains etc.).

          (c) Catalytica shall maintain environmental insurance coverage for its Hazardous Materials Activities on the Demised Premises for the Term on an occurrence basis (as opposed to a "claims made" policy) with a policy coverage of $5,000,000 and a deductible no greater than $100,000. Such policy can be in the form of a CGL policy (without a pollution exclusion) or a pollution legal liability or similar policy and shall name CESI and Master Lessor as additional insureds.

               (d)  For the purposes of this Sublease: (i) "Hazardous Material"
                                                            ------------------
     shall mean any material or substance that is prohibited or regulated by any Environmental Law or that has been designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment; (ii) "Environmental Laws" shall mean all
                                            ------------------
     applicable laws, directives, guidance, rules, regulations, orders, treaties, statutes, and codes promulgated by any governmental authority which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, all as amended at any time; and (iii) Hazardous
                                                                ---------
     Materials Activity shall mean the transportation, transfer, recycling,
     ------------------
     storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with Ozone depleting substances.

     13.  Conditions Precedent:  It shall be an express condition precedent to
          --------------------
CESI's and Catalytica's obligations hereunder that, and this Agreement shall not be effective unless and until Master Lessor has consented in writing to this Agreement. If Master Lessor does not consent in writing to this Agreement within thirty (30) days after the full execution and delivery of this Agreement, then either party may, at any time thereafter until such consent is obtained, terminate this Agreement upon written notice to the other, whereupon any monies previously paid by Catalytica to CESI shall be reimbursed to Catalytica.

     14.  Assignment and Space Sharing:  Neither party shall assign this
          ----------------------------
Agreement, in whole or in part, to any other party without the express consent of the other party hereto, which consent shall not be unreasonably withheld or delayed if assignment is requested by CESI, and may be approved or denied at the sole discretion of CESI in the event of a request for assignment by Catalytica; provided, however, that either party may assign this Agreement, without consent, to an affiliate or successor by merger or consolidation.

     15.  CESI's Exercise of Option.  Thirty (30) days prior to the date by
          -------------------------
which CESI may exercise a renewal option under the Master Lease, CESI shall advise Catalytica of CESI's intention as to whether CESI will renew or not renew the Master Lease. If CESI indicates it will renew, Catalytica shall within fifteen (15) days of its receipt of such CESI notice confirm its desire either to extend or terminate this Agreement. In the event that Catalytica so expresses its desire to extend this Agreement, CESI shall negotiate in good faith to allow Catalytica to remain in the Final Occupancy Premises during the option term upon terms and conditions (including, without limitation, base rent charges and other financial terms) mutually acceptable to the parties.

     16.  Indemnity:  Each party shall indemnify, defend, protect, and hold the
          ---------
other and its officers, agents, employees, successors and assigns (collectively, "Agents") and Master Lessor harmless from and against all claims, demands, actions, causes of action, losses and expenses (collectively "Claims") which may be brought against such other party's Agents or Master Lessor or which such other party's Agents or Master Lessor may pay or incur by reason of any breach or default of this Agreement by a party, an intentional misrepresentation by a party of the matters set forth herein, or the negligence or willful misconduct of a party or such party's employees, agents, contractors, or invitees in or about the Demised Premises or the Parking Premises during the Term to the extent that the Claims are not caused by the negligence or willful misconduct of the other party or the other party's Agents. Without limiting the generality of the foregoing, each party shall indemnify, defend, protect and hold the other party, the other party's Agents and Master Lessor harmless from and against any Claims which may be brought against the other party, the other party's Agents or Master Lessor or which the other party, the other party's Agents or Master Lessor may pay or incur by reason of any violation of any laws by a party or such party's employees, agents or contractors.

     17.  Confidential Information:  Since the Final Occupancy Premises shall
          ------------------------
not be physically separated from the remainder of the Building, CESI and Catalytica acknowledge that it will be important for the parties to cooperate with each other to maintain the confidentiality of each parties documents and operations as well as information a party may hold under confidential arrangements with third parties. CESI and Catalytica shall maintain and treat as confidential and secret all information and materials which may intentionally or unintentionally may be disclosed to the other party in connection with such shared occupancy that either (i) are identified in writing thereon as being proprietary, confidential or secret, or (ii) regardless of whether marked with proprietary, confidential or secret demarcations, are such that a reasonable person would be able to readily ascertain that such information or materials are internal and confidential in nature and not otherwise publicly available (in each case the "Confidential Information"). CESI or Catalytica shall not disclose Confidential Information to any third party. Each party will take appropriate action by instruction, agreement or otherwise with its employees, agents and invitees who are permitted access to the Industrial Center to insure that security of the Confidential Information is maintained. Notwithstanding the foregoing, a party may disclose Confidential Information of the other party hereto to the extent that (a) disclosure is compelled by judicial or administrative process or, in the opinion of the disclosing party's counsel, by other requirements of law, or (b) such party can show that such Confidential Information (i) was publicly available prior to the date of this Agreement or thereafter becomes publicly available without any violation of this Agreement on the part of such party or its employees, agents, affiliates, associates or representatives, or (ii) became available to such party from a person other than the other party hereto that is subject to any legally binding obligation to keep such Confidential Information confidential. The provisions of this Paragraph 15 shall survive the termination of this Agreement.

     18.  Use of CESI Property:  In connection with its occupancy of the Final
          --------------------
Occupancy Premises and its payment of Base Rent pursuant to this Agreement, at no additional cost to Catalytica, Catalytica shall have the right, throughout the Term, to use the furniture and related equipment owned bhy CESI and located in the Final Occupancy Premises ("CESI Property"). Catalytica shall take delivery of the CESI Property in its "as-is, where-is" condition. CESI shall have no obligation to repair or replace any item of CESI Property, and CESI makes no representation or warranty of any kind with respect to the CESI Property, including, without limitation, the condition or fitness of the CESI Property for Catalytica's proposed or actual use thereof. Catalytica shall indemnify, defend with counsel reasonably acceptable to CESI, protect and hold harmless CESI from and against any and all liabilities, judgments, causes of action, damages, costs and expenses (including, without limitation, reasonable attorneys' and experts' fees), caused by or arising in connection with the condition or use by CESI of the CESI Property from and after the commencement of the Term. Upon the expiration or earlier termination of this Agreement, Catalytica shall return the CESI Property to CESI in the condition received, ordinary wear and tear excepted.

     19.  Successors:  This Agreement shall be binding on and inure to the
          ----------
benefit of the parties hereto and their respective successors and permitted assigns.

     20.  Broker:  CESI and Catalytica represent, warrant and agree that they
          ------
have not dealt with any brokers with a right to a commission arising out of this Agreement. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any other agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder.

     21.  Counterparts:  This Agreement may be executed in one or more
          ------------
counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signature copies may be detached from the counterparts and attached to a single copy of this Agreement physically to form one document. A facsimile counterpart signature delivered to each party shall be deemed an original for the purpose of the execution of this Agreement.

     22.  Entire Agreement:  This Agreement and the provisions of the Master
          ----------------
Lease incorporated herein by the express terms of this Agreement constitute the complete and exclusive agreement among the parties with respect to the matters contained herein and supersede all prior written or oral agreements or statements by and among the parties hereto regarding the same, provided that this Agreement shall be at all times subject to all of the terms and conditions of the Master Lease.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

     CATALYTICA:                           CESI:


CATALYTICA, INC.                           CATALYTICA ENERGY
                                           SYSTEMS, INC.

By: ___________________________            By: ___________________________

     Printed                               Printed
     Name: ________________________        Name: _________________________

     Its: _________________________        Its: __________________________

     Date: ________________________        Date: _________________________

     Address:                              Address: 430 Ferguson Drive
                                                    Mountain View, CA _______

     Attention: Mr. James Friederichsen    Attention:

FAX: 252-707-2342                          FAX:

                                   EXHIBIT A
                                   ---------

                                 Master Lease

                               (To be inserted)

                                   EXHIBIT B
                                   ---------

                           Final Occupancy Premises

                               (To be inserted)

                                   EXHIBIT C
                                   ---------

                          Initial Occupancy Premises

                               (To be inserted)

                                   EXHIBIT D
                                   ---------

                   Improvements to be Removed by Catalytica

1. Smart Lab Processing equipment, enclosure and related structures (including without limitation, the heating and cooling equipment and pumps and electrical control panels)

                                   EXHIBIT E
                                   ---------

                               Included Services

                               (To be inserted)


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